Exhibit 99

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987
Release Date: Immediate November 5, 2009
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS 2009 EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for its fourth quarter and fiscal year ended September 30, 2009 of $27.0 million or $0.33 per share, and $100.7 million or $1.25 per share, respectively.
HIGHLIGHTS
•	Operating results before items impacting comparability (“Operating Results”) for the fourth quarter of fiscal 2009 of $29.8 million, or $0.36 per share, decreased $13.5 million from the prior fiscal year. A 28% decrease in average commodity prices realized this quarter in the Exploration and Production segment was the main driver of the decrease in earnings.

•	Operating Results for fiscal 2009 of $210.5 million, or $2.60 per share, decreased $57.7 million from the prior fiscal year. A 22% decrease in average commodity prices realized over the entire year in the Exploration and Production segment was the main driver of the decrease in earnings.

•	Production in the Exploration and Production segment for the current quarter increased over 20% compared to the prior year’s fourth quarter. Comparing the fourth quarter of 2009 to the fourth quarter of 2008, Appalachian production increased 29%, California production increased 6%, and Gulf of Mexico production increased 38%. Total production for fiscal 2009 was 42.5 billion cubic feet equivalent (“Bcfe”).

•	Seneca flare tested its second company-operated Marcellus Shale horizontal well at an average rate of 4.7 million cubic feet per day (“MMcfd”) over a 7-day period. To date Seneca has drilled four horizontal Marcellus Shale wells and fracture stimulated and tested two, at a combined rate for those two wells of over 10 MMcfd.

•	Seneca’s reserve replacement ratio for the year was 160%. In Appalachia 341% of production was replaced. Seneca added 21.2 Bcfe of Marcellus Shale Proved Reserves at a Finding & Development Cost of $1.28 per thousand cubic feet (“Mcf”), excluding the cost of lease acquisitions.

•	Phase 1 of Midstream Corporation’s Covington Gathering System is expected to be completed and transporting Marcellus production to market by mid November (a construction time of less than 6 months).
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•	Seneca is accelerating its drilling plans in the Marcellus shale during fiscal 2010. A second Seneca-operated horizontal drilling rig will arrive later this month. We are now estimating a total of 50 to 60 horizontal wells will be drilled in fiscal 2010, approximately half of which will be operated by EOG in the joint venture. The Company is revising its GAAP earnings guidance for fiscal 2010 to a range of $2.30 to $2.65 per share. The previous guidance range had been $2.30 to $2.60. This guidance includes an increase in the upper end of our oil and gas production range for the Exploration and Production segment. The production range is now 42 to 50 Bcfe and is based on an assumed average NYMEX price, exclusive of basis differential, of $5.00 per Million British Thermal Units (“MMBtu”) for natural gas and $75.00 per barrel (“Bbl”) for crude oil. The previous production range was 42 to 48 Bcfe.

•	A conference call is scheduled for Friday, November 6, 2009, at 11:00 a.m. Eastern Time.
MANAGEMENT COMMENTS
     David F. Smith, Chief Executive Officer and President of National Fuel Gas Company stated: “Overall, the fourth quarter was an excellent one for National Fuel. While commodity prices certainly impacted the level of earnings in our Exploration and Production segment, we had an outstanding quarter from an operating point of view, with production up 20% over the prior year.”
     “More importantly, we continue to make great progress on our strategic initiatives in Appalachia. We have now completed two Seneca-operated horizontal wells in the Marcellus, and are very pleased with the results of each of the wells. Just as significant, we are also completing construction of the Covington Gathering System, which will get that production to market, and expect to place it in service by mid November. We have substantial running room in the Marcellus, and I firmly believe our accomplishments this quarter demonstrate that National Fuel has the people, knowledge and skills to capitalize on this exciting opportunity.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended September 30, 2009, of $27.0 million or $0.33 per share, a decrease of $16.3 million, or $0.19 per share, from the prior year’s fourth quarter earnings. (Note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the discussions of earnings and operating results before items impacting comparability (“Operating Results”) are stated on an after tax basis, unless otherwise noted.)
     Consolidated earnings for the fiscal year ended September 30, 2009, of $100.7 million, or $1.25 per share, decreased $168.0 million, or $1.93 per share, from the prior year, where earnings were $268.7 million, or $3.18 per share. The per share amounts reflect a lower number of shares outstanding in the current quarter and fiscal year to date resulting mainly from the impact of the Company’s repurchase of approximately 5.2 million shares of National Fuel common stock in the prior fiscal year.
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	Three Months		Fiscal Year
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
(in thousands except per share amounts)
Reported GAAP earnings	$26,998	$43,266	$100,708	$268,728
Items impacting comparability[1]:
Gain on sale of turbine				(586)
Impairment of oil and gas producing properties			108,207
Impairment of investment in partnership			1,085
Impairment of landfill gas assets	2,786		2,786
Gain on life insurance policies			(2,312)

Operating Results	$29,784	$43,266	$210,474	$268,142

Reported GAAP earnings per share	$0.33	$0.52	$1.25	$3.18
Items impacting comparability[1]:
Gain on sale of turbine				(0.01)
Impairment of oil and gas producing properties			1.34
Impairment of investment in partnership			0.01
Impairment of landfill gas assets	0.03		0.03
Gain on life insurance policies			(0.03)

Operating Results	$0.36	$0.52	$2.60	$3.17

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and fiscal year ended September 30, 2009, to the comparable periods in fiscal 2008. Excluding these items, Operating Results for the current fourth quarter of $29.8 million, or $0.36 per share, decreased $13.5 million, or $0.16 per share. Excluding these items, operating results for the fiscal year ended September 30, 2009, of $210.5 million, or $2.60 per share, decreased $57.7 million, or $0.57 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf of Mexico.
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     The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2009 of $28.1 million, or $0.34 per share, decreased $10.1 million, or $0.12 per share, when compared with the prior year’s fourth quarter.
     Crude oil and natural gas production for the current quarter of 11.3 Bcfe increased over 20 percent compared to the prior year’s fourth quarter. Production increased 29 percent in Appalachia, 38 percent in the Gulf of Mexico and six percent in California. The increase in Appalachia is largely due to the continued development by Seneca of its Upper Devonian acreage. The increase in Gulf of Mexico production is mostly due to the return to production of wells that were shut in due to hurricanes in the fourth quarter of fiscal 2008. The increase in California production is mainly due to the acquisition of Ivanhoe Energy’s U.S. oil and gas subsidiary this quarter.
     In spite of higher production, lower crude oil and natural gas prices realized after hedging caused earnings to decrease. For the quarter ended September 30, 2009, the weighted average oil price received by Seneca (after hedging) was $71.39 per Bbl, a decrease of $15.90 per Bbl from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2009, was $6.00 per Mcf, a decrease of $3.41 per Mcf.
     Aside from the change in production and pricing, several other items impacted earnings, including higher depletion expense (due mostly to the increase in production), lower other operating expenses (which was attributable mostly to a decrease in plugging and abandonment cost), and the negative impact of period-to-period mark-to-market adjustments to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas.
     The Exploration and Production segment’s loss of $10.2 million, or $0.13 per share, for the fiscal year ended September 30, 2009, compares to earnings of $146.6 million, or $1.73 per share, for the fiscal year ended September 30, 2008. The decrease in earnings was largely due to a non-cash charge of $108.2 million in the first quarter of fiscal 2009 to write down the value of Seneca’s oil and natural gas producing properties.
     Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling calculation, a non-cash charge, or impairment, must be recorded in order to reduce the book value of the reserves to the calculated ceiling. The impairment was mainly driven by a significant decrease in commodity prices. At September 30, 2009 pricing, the ceiling exceeded the book value of the Company’s oil and gas properties by approximately $212 million.
     Excluding the impact of the ceiling test charge in the first quarter of fiscal year 2009, Operating Results for the fiscal year ended September 30, 2009, of $98.0 million or $1.21 per share decreased $48.6 million, or $0.52 per share, from the prior year.
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     Overall production for fiscal year ended September 30, 2009 of 42.5 Bcfe increased four percent from 40.8 Bcfe in the prior fiscal year. Lower production in the Gulf of Mexico as a result of Hurricane Ike related curtailments during the year, was offset by increases of 10 percent in Appalachia and seven percent in California.
     For the fiscal year ended September 30, 2009, the weighted average oil price received by Seneca (after hedging) was $64.94 per Bbl, a decrease of $16.81 per Bbl from the prior fiscal year. The weighted average natural gas price received by Seneca (after hedging) for fiscal year ended September 30, 2009, was $6.94 per Mcf, a decrease of $2.11 per Mcf.
     Other items impacting Operating Results for the fiscal year ended September 30, 2009, were lower depletion and lease operating expense (“LOE”) and higher general and administrative expenses (“G&A”). Lower income taxes also had a positive impact on earnings for the current fiscal year. The decrease in depletion expense was mainly due to a lower depletable base resulting from the ceiling test impairment recorded in the first quarter of fiscal 2009 described above. The decrease in LOE is due to lower steam fuel costs in California and lower production taxes in the Gulf of Mexico. The increase in G&A expenses is due to additional staffing and other costs in the East division, and a bad debt charge related to a customer bankruptcy in California.
     Seneca continues to evaluate and aggressively develop the Company’s significant Marcellus Shale acreage. Seneca flare tested its second company-operated Marcellus Shale horizontal well at an average rate of 4.7 MMcfd over a 7-day period. To date Seneca has drilled four horizontal Marcellus Shale wells and fracture stimulated and tested two, at a combined rate of over 10 MMcfd.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $5.8 million, for the quarter ended September 30, 2009, decreased $7.4 million when compared with the same period in the prior fiscal year. The decrease was primarily due to lower efficiency gas revenues, mainly the result of lower commodity prices and lower transported volumes during the quarter. Higher transportation revenues from the Empire Connector, which was placed in service in mid December 2008, partially offset this decrease. Higher interest expense and a lower allowance for funds used during construction (“AFUDC”) in the fourth quarter of the current fiscal year and a higher effective tax rate also contributed to the decrease in earnings compared to the prior year’s fourth quarter.
     The Pipeline and Storage segment’s earnings of $47.4 million for the fiscal year ended September 30, 2009, decreased $6.8 million when compared with the prior fiscal year. Higher transportation revenues, mainly the result of incremental revenue from the Empire Connector, which was placed in service in mid December 2008 and the addition of several new contracts for
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firm transportation services were more than offset by lower efficiency gas revenues due to lower natural gas prices, higher depreciation expense, higher interest expense and lower AFUDC related to the construction of the Empire Connector in the prior fiscal year.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s loss of $1.6 million, or $0.02 per share, for the quarter ended September 30, 2009, compares to a loss of $0.8 million, or $0.01 per share, for the quarter ended September 30, 2008.
     The New York Division’s loss increased $2.4 million due to higher interest expense. In the Pennsylvania Division, earnings increased $1.6 million. The increase is mainly due to lower operating expenses compared to the fourth quarter of fiscal 2008 partially offset by higher interest expense.
     The Utility segment’s earnings of $58.7 million for the fiscal year ended September 30, 2009, decreased $2.8 million compared to the fiscal year ended September 30, 2008. Earnings in Distribution’s New York Division for the fiscal year ended September 30, 2009, of $37.7 million decreased $3.0 million compared to the prior year. Lower margins in the first quarter of fiscal 2009 primarily as a result of the rate design change approved by the New York State Public Service Commission’s December 28, 2007 rate order and higher interest expense more than offset the impact of lower operating expenses.
     For the fiscal year ended September 30, 2009, earnings in Distribution’s Pennsylvania Division of $21.0 million were nearly flat compared to the prior year. The positive impact of colder weather and lower operating expenses was mostly offset by lower customer usage per account and a higher effective tax rate.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s loss for the quarter ended September 30, 2009, of $0.3 million decreased from a loss of $1.2 million for the fourth quarter of last year. The improved results are primarily due to an increase in margin.
     The Energy Marketing segment’s earnings for the fiscal year ended September 30, 2009, of $7.2 million increased $1.3 million compared to the prior year. An increase in margin and lower operating expenses due to lower bad debt expense were somewhat offset by higher state income taxes.
     The Energy Marketing segment’s reported sales volume for fiscal 2009 was 4.7 Bcf higher than the reported sales volume for fiscal 2008. The increase in sales volume was due to physical gas sales
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transactions that NFR undertook at the Niagara pipeline delivery point to offset certain basis risks that NFR was exposed to under fixed basis commodity purchase contracts for Appalachian production. Such offsetting transactions had the effect of increasing revenue and volume sold, but the impact on earnings was minimal.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas.
     The Corporate and All Other category had a loss of $4.9 million for the quarter ended September 30, 2009 compared to a loss of $6.2 million in the prior year’s fourth quarter. The comparability of the results for the quarter ended September 30, 2009, is impacted by a $2.8 million impairment of one of the landfill gas sites that transported landfill gas to a now idle manufacturing plant in Oakridge, Missouri. Excluding this item, Operating Results increased $4.1 million. Higher margins from timber operations due to the lower cost basis of the current quarter’s harvest, lower operating expenses, higher interest income and lower income taxes were the primary reasons for the decreased loss. The positive impact of these items was partially offset by lower income from unconsolidated subsidiaries and higher interest expense.
     The Corporate and All Other category loss for the fiscal year ended September 30, 2009, was $2.2 million, compared to the prior year’s earnings of $0.6 million. The comparability of the results for the fiscal year ended September 30, 2009, is impacted by a $0.6 million gain in the second quarter of fiscal 2008 related to the sale of a gas-powered turbine that the Company had previously planned to use in the development of a co-generation plant, and in fiscal 2009, by the $2.8 million landfill gas site impairment charge described above, a $2.3 million gain recognized on executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC, a partnership that owns an 80-megawatt combined cycle, natural gas-fired power plant in the town of North East, Pennsylvania. Excluding these items, Operating Results were a loss of $0.7 million for the current fiscal year compared to break even results in fiscal 2008. Lower margins from the timber operations as a result of decreased sales volumes and prices, lower margins in the landfill gas operations, a decrease in income from unconsolidated subsidiaries, lower interest income and higher interest expense contributed to the decrease in Operating Results. The non-recurrence of expenses related to the proxy contest in fiscal 2008, and lower income taxes partially offset the decrease in Operating Results.
EARNINGS GUIDANCE
     The Company is revising its GAAP earnings guidance for fiscal 2010 to a range of $2.30 to $2.65 per share. The previous guidance range had been $2.30 to $2.60. This guidance includes an increase in the upper end of our oil and gas production range for the Exploration and Production segment. The production range is now 42 to 50 Bcfe and is based on an assumed
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average NYMEX price, exclusive of basis differential, of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil. The previous production range was 42 to 48 Bcfe.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, November 6, 2009, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-578-5801, and using the passcode “70464736.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “75925727.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 13, 2009.
     National Fuel is an integrated energy company with $4.8 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch (716) 857-6987
Media Contact:	Donna L. De Carolis (716) 857-7872
The Securities and Exchange Commission (the “SEC”) currently permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses the terms “probable,” “possible,” “resource potential” and other descriptions of volumes of reserves or resources potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines would prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K and Forms 10-Q, available at www.nationalfuelgas.com. You can also obtain these forms on the SEC’s website at www.sec.gov.
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market
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conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant differences between the Company’s projected and actual capital expenditures and operating expenses, and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Fourth quarter 2008 GAAP earnings	$38,227	$13,218	$(756)	$(1,191)	$(6,232)	$43,266
Drivers of operating results
Higher (lower) crude oil prices	(9,077)					(9,077)
Higher (lower) natural gas prices	(13,377)					(13,377)
Higher (lower) natural gas production	6,797					6,797
Higher (lower) crude oil production	7,381					7,381
Higher (lower) processing plant revenues	(888)					(888)
Derivative mark to market adjustment	(1,555)					(1,555)
Lower (higher) lease operating expenses	(499)					(499)
Lower (higher) depreciation / depletion	(998)	(297)				(1,295)

Higher (lower) transportation revenues		2,124				2,124
Higher (lower) efficiency gas revenues		(3,102)				(3,102)
Lower (higher) operating expenses	1,351	(333)	1,849		1,280	4,147

Higher (lower) income from unconsolidated subsidiaries					(514)	(514)

Higher (lower) margins				903	2,836	3,739

Higher (lower) AFUDC*		(2,656)				(2,656)
Higher (lower) interest income	(909)				1,263	354
(Higher) lower interest expense	686	(1,954)	(2,395)		(1,771)	(5,434)

Lower (higher) income tax expense / effective tax rate	1,050	(1,491)			829	388

All other / rounding	(61)	267	(337)	(55)	171	(15)

Fourth quarter 2009 operating results	28,128	5,776	(1,639)	(343)	(2,138)	29,784
Items impacting comparability:
Impairment of landfill gas assets					(2,786)	(2,786)

Fourth quarter 2009 GAAP earnings	$28,128	$5,776	$(1,639)	$(343)	$(4,924)	$26,998

* AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Fourth quarter 2008 GAAP earnings	$0.46	$0.16	$(0.01)	$(0.01)	$(0.08)	$0.52

Drivers of operating results
Higher (lower) crude oil prices	(0.11)					(0.11)
Higher (lower) natural gas prices	(0.16)					(0.16)
Higher (lower) natural gas production	0.08					0.08
Higher (lower) crude oil production	0.09					0.09
Higher (lower) processing plant revenues	(0.01)					(0.01)
Derivative mark to market adjustment	(0.02)					(0.02)
Lower (higher) lease operating expenses	(0.01)				0.02	0.01
Lower (higher) depreciation / depletion	(0.01)	—				(0.01)

Higher (lower) transportation revenues		0.03				0.03
Higher (lower) efficiency gas revenues		(0.04)				(0.04)
Lower (higher) operating expenses	0.02	—	0.02		—	0.04

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				0.01	0.03	0.04

Higher (lower) AFUDC*		(0.03)				(0.03)
Higher (lower) interest income	(0.01)				0.02	0.01
(Higher) lower interest expense	0.01	(0.02)	(0.03)		(0.02)	(0.06)

Lower (higher) income tax expense / effective tax rate	0.01	(0.02)			0.01	—

All other / rounding (including impact of lower weighted average shares)	—	(0.01)	—	—	—	(0.01)

Fourth quarter 2009 operating results	0.34	0.07	(0.02)	—	(0.03)	0.36
Items impacting comparability:
Impairment of landfill gas assets					(0.03)	(0.03)

Fourth quarter 2009 GAAP earnings	$0.34	$0.07	$(0.02)	$—	$(0.06)	$0.33

* AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
YEAR ENDED SEPTEMBER 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Fiscal 2008 GAAP earnings	$146,612	$54,148	$61,472	$5,889	$607	$268,728
Items impacting comparability:
Gain on sale of turbine					(586)	(586)

Fiscal 2008 operating results	146,612	54,148	61,472	5,889	21	268,142
Drivers of operating results
Higher (lower) crude oil prices	(36,858)					(36,858)
Higher (lower) natural gas prices	(30,579)					(30,579)
Higher (lower) natural gas production	(342)					(342)
Higher (lower) crude oil production	16,110					16,110
Higher (lower) processing plant revenues	(3,827)					(3,827)
Lower (higher) lease operating expenses	2,646					2,646
Lower (higher) depreciation / depletion	913	(1,459)				(546)

Higher (lower) transportation revenues		9,719				9,719
Higher (lower) efficiency gas revenues		(7,487)				(7,487)
Lower (higher) operating expenses	(1,680)		3,544	359	4,945	7,168

Higher (lower) usage			(2,307)			(2,307)
Colder weather in Pennsylvania			2,146			2,146
Regulatory true-up adjustments			(222)			(222)

Higher (lower) income from unconsolidated subsidiaries					(1,997)	(1,997)

Higher (lower) margins			(1,419)	1,514	(4,051)	(3,956)

Higher (lower) AFUDC*		(1,994)				(1,994)
Higher (lower) interest income	(5,519)				(632)	(6,151)
(Higher) lower interest expense	5,381	(5,069)	(3,076)		(3,111)	(5,875)

Lower (higher) income tax expense / effective tax rate	4,229		(1,501)	(391)	4,304	6,641

All other / rounding	883	(500)	27	(205)	(162)	43

Fiscal 2009 operating results	97,969	47,358	58,664	7,166	(683)	210,474
Items impacting comparability:
Gain on life insurance policies					2,312	2,312
Impairment of investment in partnership					(1,085)	(1,085)
Impairment of landfill gas assets					(2,786)	(2,786)
Impairment of oil and gas properties	(108,207)					(108,207)

Fiscal 2009 GAAP earnings	$(10,238)	$47,358	$58,664	$7,166	$(2,242)	$100,708

* AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
YEAR ENDED SEPTEMBER 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Fiscal 2008 GAAP earnings	$1.73	$0.64	$0.73	$0.07	$0.01	$3.18
Items impacting comparability:
Gain on sale of turbine					(0.01)	(0.01)

Fiscal 2008 operating results	1.73	0.64	0.73	0.07	—	3.17

Drivers of operating results

Higher (lower) crude oil prices	(0.46)					(0.46)
Higher (lower) natural gas prices	(0.38)					(0.38)
Higher (lower) natural gas production	—					—
Higher (lower) crude oil production	0.20					0.20
Higher (lower) processing plant revenues	(0.05)					(0.05)
Lower (higher) lease operating expenses	0.03					0.03
Lower (higher) depreciation / depletion	0.01	(0.02)				(0.01)

Higher (lower) transportation revenues		0.12				0.12
Higher (lower) efficiency gas revenues		(0.09)				(0.09)
Lower (higher) operating expenses	(0.02)		0.04	—	0.06	0.08

Higher (lower) usage			(0.03)			(0.03)
Colder weather in Pennsylvania			0.03			0.03
Regulatory true-up adjustments			—			—
Higher (lower) income from unconsolidated subsidiaries					(0.02)	(0.02)

Higher (lower) margins			(0.02)	0.02	(0.05)	(0.05)

Higher (lower) AFUDC*		(0.02)				(0.02)
Higher (lower) interest income	(0.07)				(0.01)	(0.08)
(Higher) lower interest expense	0.07	(0.06)	(0.04)		(0.04)	(0.07)

Lower (higher) income tax expense / effective tax rate	0.05		(0.02)	—	0.05	0.08

All other / rounding (including impact of lower weighted average shares)	0.10	0.02	0.04	—	(0.01)	0.15

Fiscal 2009 operating results	1.21	0.59	0.73	0.09	(0.02)	2.60
Items impacting comparability:
Gain on life insurance policies					0.03	0.03
Impairment of investment in partnership					(0.01)	(0.01)
Impairment of landfill gas assets					(0.03)	(0.03)
Impairment of oil and gas properties	(1.34)					(1.34)

Fiscal 2009 GAAP earnings	$(0.13)	$0.59	$0.73	$0.09	$(0.03)	$1.25

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2009	2008	2009	2008
Operating Revenues	$278,933	$397,858	$2,057,852	$2,400,361

Operating Expenses:
Purchased Gas	60,611	152,816	1,001,782	1,235,157
Operation and Maintenance	92,251	107,228	402,856	432,871
Property, Franchise and Other Taxes	15,454	17,379	72,163	75,585
Depreciation, Depletion and Amortization	45,695	41,286	173,410	170,623
Impairment of Oil and Gas Producing Properties	—	—	182,811	—

	214,011	318,709	1,833,022	1,914,236

Operating Income	64,922	79,149	224,830	486,125

Other Income (Expense):
Income from Unconsolidated Subsidiaries	646	1,437	3,366	6,303
Impairment of Investment in Partnership	—	—	(1,804)	—
Interest Income	1,418	2,459	5,776	10,815
Other Income	118	2,394	6,576	7,376
Interest Expense on Long-Term Debt	(22,062)	(18,055)	(79,419)	(70,099)
Other Interest Expense	(2,484)	339	(7,497)	(3,870)

Income Before Income Taxes	42,558	67,723	151,828	436,650

Income Tax Expense	15,560	24,457	51,120	167,922

Net Income Available for Common Stock	$26,998	$43,266	$100,708	$268,728

Earnings Per Common Share:
Basic	$0.34	$0.54	$1.26	$3.27

Diluted	$0.33	$0.52	$1.25	$3.18

Weighted Average Common Shares:
Used in Basic Calculation	80,240,861	80,858,668	79,649,965	82,304,335

Used in Diluted Calculation	81,607,864	82,896,107	80,628,685	84,474,839

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2009	2008

ASSETS
Property, Plant and Equipment	$5,183,527	$4,873,969
Less — Accumulated Depreciation, Depletion and Amortization	2,051,482	1,719,869

Net Property, Plant and Equipment	3,132,045	3,154,100

Current Assets:
Cash and Temporary Cash Investments	408,053	68,239
Cash Held in Escrow	2,000	—
Hedging Collateral Deposits	848	1
Receivables — Net	144,466	185,397
Unbilled Utility Revenue	18,884	24,364
Gas Stored Underground	55,862	87,294
Materials and Supplies — at average cost	24,520	31,317
Unrecovered Purchased Gas Costs	—	37,708
Other Current Assets	68,474	65,158
Deferred Income Taxes	53,863	—

Total Current Assets	776,970	499,478

Other Assets:
Recoverable Future Taxes	138,435	82,506
Unamortized Debt Expense	14,815	13,978
Other Regulatory Assets	530,913	189,587
Deferred Charges	2,737	4,417
Other Investments	78,503	80,640
Investments in Unconsolidated Subsidiaries	16,257	16,279
Goodwill	5,476	5,476
Intangible Assets	21,536	26,174
Prepaid Post-Retirement Benefit Costs	—	21,034
Fair Value of Derivative Financial Instruments	44,817	28,786
Other	6,625	7,732

Total Other Assets	860,114	476,609

Total Assets	$4,769,129	$4,130,187

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 80,499,915 Shares and 79,120,544 Shares, Respectively	$80,500	$79,121
Paid in Capital	602,839	567,716
Earnings Reinvested in the Business	948,293	953,799

Total Common Shareholders’ Equity Before Items of Other Comprehensive Income (Loss)	1,631,632	1,600,636
Accumulated Other Comprehensive Income (Loss)	(42,396)	2,963

Total Comprehensive Shareholders’ Equity	1,589,236	1,603,599
Long-Term Debt, Net of Current Portion	1,249,000	999,000

Total Capitalization	2,838,236	2,602,599

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	100,000
Accounts Payable	90,723	142,520
Amounts Payable to Customers	105,778	2,753
Dividends Payable	26,967	25,714
Interest Payable on Long-Term Debt	32,031	22,114
Customer Advances	24,555	33,017
Other Accruals and Current Liabilities	36,305	45,220
Deferred Income Taxes	—	1,871
Fair Value of Derivative Financial Instruments	2,148	1,362

Total Current and Accrued Liabilities	318,507	374,571

Deferred Credits:
Deferred Income Taxes	663,876	634,372
Taxes Refundable to Customers	67,046	18,449
Unamortized Investment Tax Credit	3,989	4,691
Cost of Removal Regulatory Liability	105,546	103,100
Other Regulatory Liabilities	120,229	91,933
Pension and Other Post-Retirement Liabilities	415,888	78,909
Asset Retirement Obligations	91,373	93,247
Other Deferred Credits	144,439	128,316

Total Deferred Credits	1,612,386	1,153,017

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,769,129	$4,130,187

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2009	2008

Operating Activities:
Net Income Available for Common Stock	$100,708	$268,728
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	182,811	—
Depreciation, Depletion and Amortization	173,410	170,623
Deferred Income Taxes	(2,521)	72,496
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	(466)	1,977
Impairment of Investment in Partnership	1,804	—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(5,927)	(16,275)
Other	17,443	4,858
Change in:
Hedging Collateral Deposits	(847)	4,065
Receivables and Unbilled Utility Revenue	47,658	(16,815)
Gas Stored Underground and Materials and Supplies	43,598	(22,116)
Unrecovered Purchased Gas Costs	37,708	(22,939)
Prepayments and Other Current Assets	2,921	(36,376)
Accounts Payable	(61,149)	32,763
Amounts Payable to Customers	103,025	(7,656)
Customer Advances	(8,462)	10,154
Other Accruals and Current Liabilities	17,059	(3,641)
Other Assets	(35,140)	(11,887)
Other Liabilities	(4,201)	54,817

Net Cash Provided by Operating Activities	$609,432	$482,776

Investing Activities:
Capital Expenditures	$(309,930)	$(397,734)
Investment in Subsidiary, Net of Cash Acquired	(34,933)	—
Investment in Partnership	(1,317)	—
Cash Held in Escrow	(2,000)	58,397
Net Proceeds from Sale of Oil and Gas Producing Properties	3,643	5,969
Other	(2,806)	4,376

Net Cash Used in Investing Activities	$(347,343)	$(328,992)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$5,927	$16,275
Shares Repurchased under Repurchase Plan	—	(237,006)
Net Proceeds from Issuance of Long-Term Debt	247,780	296,655
Reduction of Long-Term Debt	(100,000)	(200,024)
Dividends Paid on Common Stock	(104,158)	(103,683)
Proceeds From Issuance of Common Stock	28,176	17,432

Net Cash Provided by (Used In) Financing Activities	$77,725	$(210,351)

Net Increase / (Decrease) in Cash and Temporary Cash Investments	339,814	(56,567)
Cash and Temporary Cash Investments at Beginning of Period	68,239	124,806

Cash and Temporary Cash Investments at September 30	$408,053	$68,239

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$101,349	$117,931	$(16,582)	$382,758	$466,760	$(84,002)
Operating Expenses:

Operation and Maintenance:
General and Administrative Expense	6,910	5,925	985	29,374	24,600	4,774
Lease Operating Expense	17,013	14,223	2,790	53,957	55,335	(1,378)
All Other Operation and Maintenance Expense	2,460	5,523	(3,063)	11,059	13,250	(2,191)
Property, Franchise and Other Taxes (Lease Operating Expense)	935	2,956	(2,021)	8,657	11,350	(2,693)
Depreciation, Depletion and Amortization	23,658	22,122	1,536	90,816	92,221	(1,405)
Impairment of Oil and Gas Producing Properties	—	—	—	182,811	—	182,811

	50,976	50,749	227	376,674	196,756	179,918

Operating Income	50,373	67,182	(16,809)	6,084	270,004	(263,920)

Other Income (Expense):
Interest Income	244	1,642	(1,398)	2,430	10,921	(8,491)
Other Income	—	—	—	—	18	(18)
Other Interest Expense	(7,915)	(8,970)	1,055	(33,368)	(41,645)	8,277

Income (Loss) Before Income Taxes	42,702	59,854	(17,152)	(24,854)	239,298	(264,152)
Income Tax Expense (Benefit)	14,574	21,627	(7,053)	(14,616)	92,686	(107,302)

Net Income (Loss)	$28,128	$38,227	$(10,099)	$(10,238)	$146,612	$(156,850)

Net Income (Loss) Per Share (Diluted)	$0.34	$0.46	$(0.12)	$(0.13)	$1.73	$(1.86)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2009	2008	Variance	2009	2008	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$31,573	$33,181	$(1,608)	$137,478	$135,052	$2,426
Intersegment Revenues	19,770	20,164	(394)	81,795	81,504	291

Total Operating Revenues	51,343	53,345	(2,002)	219,273	216,556	2,717

Operating Expenses:
Purchased Gas	(5)	2	(7)	132	(10)	142
Operation and Maintenance	20,268	19,755	513	70,814	70,632	182
Property, Franchise and Other Taxes	4,681	4,224	457	17,470	16,763	707
Depreciation, Depletion and Amortization	8,699	8,242	457	35,115	32,871	2,244

	33,643	32,223	1,420	123,531	120,256	3,275

Operating Income	17,700	21,122	(3,422)	95,742	96,300	(558)

Other Income (Expense):
Interest Income	52	116	(64)	995	843	152
Other Income	(411)	2,251	(2,662)	2,780	4,796	(2,016)
Interest Expense on Long-Term Debt	—	—	—	—	(31)	31
Other Interest Expense	(6,821)	(3,813)	(3,008)	(21,580)	(13,752)	(7,828)

Income Before Income Taxes	10,520	19,676	(9,156)	77,937	88,156	(10,219)
Income Tax Expense	4,744	6,458	(1,714)	30,579	34,008	(3,429)

Net Income	$5,776	$13,218	$(7,442)	$47,358	$54,148	$(6,790)

Net Income Per Share (Diluted)	$0.07	$0.16	$(0.09)	$0.59	$0.64	$(0.05)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

UTILITY SEGMENT
Revenues from External Customers	$87,587	$127,464	$(39,877)	$1,097,550	$1,194,657	$(97,107)
Intersegment Revenues	2,135	2,044	91	15,474	15,612	(138)

Total Operating Revenues	89,722	129,508	(39,786)	1,113,024	1,210,269	(97,245)

Operating Expenses:
Purchased Gas	31,185	65,215	(34,030)	713,174	800,474	(87,300)
Operation and Maintenance	36,104	44,765	(8,661)	191,192	202,745	(11,553)
Property, Franchise and Other Taxes	9,392	9,726	(334)	44,215	45,476	(1,261)
Depreciation, Depletion and Amortization	10,005	9,661	344	39,675	39,113	562

	86,686	129,367	(42,681)	988,256	1,087,808	(99,552)

Operating Income	3,036	141	2,895	124,768	122,461	2,307

Other Income (Expense):
Interest Income	1,138	1,148	(10)	2,486	1,836	650
Other Income	161	278	(117)	924	1,161	(237)
Other Interest Expense	(9,597)	(5,913)	(3,684)	(32,417)	(27,683)	(4,734)

Income (Loss) Before Income Taxes	(5,262)	(4,346)	(916)	95,761	97,775	(2,014)
Income Tax Expense (Benefit)	(3,623)	(3,590)	(33)	37,097	36,303	794

Net Income (Loss)	$(1,639)	$(756)	$(883)	$58,664	$61,472	$(2,808)

Net Income (Loss) Per Share (Diluted)	$(0.02)	$(0.01)	$(0.01)	$0.73	$0.73	$—

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2009	2008	Variance	2009	2008	Variance

ENERGY MARKETING SEGMENT
Revenues from External Customers	$47,318	$109,821	$(62,503)	$397,763	$549,932	$(152,169)
Intersegment Revenues	558	1,300	(742)	558	1,300	(742)

Total Operating Revenues	47,876	111,121	(63,245)	398,321	551,232	(152,911)
Operating Expenses:
Purchased Gas	47,292	111,926	(64,634)	380,677	535,917	(155,240)
Operation and Maintenance	1,446	1,396	50	6,014	6,566	(552)
Property, Franchise and Other Taxes	19	18	1	41	50	(9)
Depreciation, Depletion and Amortization	11	11	—	42	42	—

	48,768	113,351	(64,583)	386,774	542,575	(155,801)

Operating Income (Loss)	(892)	(2,230)	1,338	11,547	8,657	2,890
Other Income (Expense):
Interest Income	12	30	(18)	79	323	(244)
Other Income	24	58	(34)	225	264	(39)
Other Interest Expense	(6)	(42)	36	(215)	(175)	(40)

Income (Loss) Before Income Taxes	(862)	(2,184)	1,322	11,636	9,069	2,567
Income Tax Expense (Benefit)	(519)	(993)	474	4,470	3,180	1,290

Net Income (Loss)	$(343)	$(1,191)	$848	$7,166	$5,889	$1,277

Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01	$0.09	$0.07	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2009	2008	Variance	2009	2008	Variance

ALL OTHER
Revenues from External Customers	$10,887	$9,262	$1,625	$41,409	$53,265	$(11,856)
Intersegment Revenues	—	3,864	(3,864)	3,890	14,115	(10,225)

Total Operating Revenues	10,887	13,126	(2,239)	45,299	67,380	(22,081)

Operating Expenses:
Purchased Gas	3,918	2,942	976	8,456	10,883	(2,427)
Operation and Maintenance	7,395	12,609	(5,214)	35,547	45,998	(10,451)
Property, Franchise and Other Taxes	358	384	(26)	1,498	1,662	(164)
Depreciation, Depletion and Amortization	3,148	1,078	2,070	7,066	5,687	1,379

	14,819	17,013	(2,194)	52,567	64,230	(11,663)

Operating Income (Loss)	(3,932)	(3,887)	(45)	(7,268)	3,150	(10,418)

Other Income (Expense):
Income from Unconsolidated Subsidiaries	646	1,437	(791)	3,366	6,303	(2,937)
Impairment of Investment in Partnership	—	—	—	(1,804)	—	(1,804)
Interest Income	40	311	(271)	583	1,232	(649)
Other Income	264	10	254	302	1,062	(760)
Other Interest Expense	(551)	(855)	304	(2,471)	(3,782)	1,311

Income (Loss) Before Income Taxes	(3,533)	(2,984)	(549)	(7,292)	7,965	(15,257)
Income Tax Expense (Benefit)	(1,508)	(1,413)	(95)	(5,221)	2,186	(7,407)

Net Income (Loss)	$(2,025)	$(1,571)	$(454)	$(2,071)	$5,779	$(7,850)

Net Income (Loss) Per Share (Diluted)	$(0.02)	$(0.02)	$—	$(0.03)	$0.07	$(0.10)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

CORPORATE
Revenues from External Customers	$219	$199	$20	$894	$695	$199
Intersegment Revenues	1,003	962	41	4,065	3,844	221

Total Operating Revenues	1,222	1,161	61	4,959	4,539	420

Operating Expenses:
Operation and Maintenance	2,342	4,097	(1,755)	10,024	18,013	(7,989)
Property, Franchise and Other Taxes	69	71	(2)	282	284	(2)
Depreciation, Depletion and Amortization	174	172	2	696	689	7

	2,585	4,340	(1,755)	11,002	18,986	(7,984)

Operating Loss	(1,363)	(3,179)	1,816	(6,043)	(14,447)	8,404

Other Income (Expense):
Interest Income	22,518	20,304	2,214	84,761	85,084	(323)
Other Income	80	(203)	283	2,345	75	2,270
Interest Expense on Long-Term Debt	(22,062)	(18,055)	(4,007)	(79,419)	(70,068)	(9,351)
Other Interest Expense	(180)	(1,160)	980	(3,004)	(6,257)	3,253

Loss Before Income Taxes	(1,007)	(2,293)	1,286	(1,360)	(5,613)	4,253
Income Tax Expense (Benefit)	1,892	2,368	(476)	(1,189)	(441)	(748)

Net Loss	$(2,899)	$(4,661)	$1,762	$(171)	$(5,172)	$5,001

Net Loss Per Share (Diluted)	$(0.04)	$(0.06)	$0.02	$—	$(0.06)	$0.06

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2009	2008	Variance	2009	2008	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(23,466)	$(28,334)	$4,868	$(105,782)	$(116,375)	$10,593

Operating Expenses:
Purchased Gas	(21,779)	(27,269)	5,490	(100,657)	(112,107)	11,450
Operation and Maintenance	(1,687)	(1,065)	(622)	(5,125)	(4,268)	(857)

	(23,466)	(28,334)	4,868	(105,782)	(116,375)	10,593

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(22,586)	(21,092)	(1,494)	(85,558)	(89,424)	3,866
Other Interest Expense	22,586	21,092	1,494	85,558	89,424	(3,866)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Capital Expenditures:
Exploration and Production (1)	$36,612	$51,644	$(15,032)	$188,290	$192,187	$(3,897)
Pipeline and Storage (3)	15,264	59,316	(44,052)	50,118	165,520	(115,402)
Utility	15,798	18,621	(2,823)	56,178	57,457	(1,279)
Energy Marketing	—	18	(18)	25	39	(14)

Total Reportable Segments	67,674	129,599	(61,925)	294,611	415,203	(120,592)
All Other (2)	5,401	182	5,219	8,406	1,485	6,921
Corporate	148	138	10	297	221	76
Eliminations	—	—	—	(344)	(2,407)	2,063

Total Capital Expenditures	$73,223	$129,919	$(56,696)	$302,970	$414,502	$(111,532)

(1)	Amount for the quarter and year ended September 30, 2009 includes $9.1 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since it represents a non-cash investing activity at that date.

(2)	Amount for the quarter and year ended September 30, 2009 includes $0.7 million of accrued capital expenditures related to the construction of the Midstream Covington Gathering System. This amount has been excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since it represents a non-cash investing activity at that date.

(3)	Amount for the year ended September 30, 2009 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the year ended September 30, 2009. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at September 30, 2009.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2009	2008	Normal	Last Year
Three Months Ended September 30
Buffalo, NY	178	143	102	(19.7)	40.2
Erie, PA	135	112	42	(17.0)	166.7

Twelve Months Ended September 30
Buffalo, NY	6,692	6,701	6,277	0.1	6.8
Erie, PA	6,243	6,176	5,779	(1.1)	6.9

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,767	2,165	602	9,886	11,033	(1,147)
West Coast	999	1,029	(30)	4,063	4,039	24
Appalachia	2,271	1,732	539	8,335	7,269	1,066

Total Production	6,037	4,926	1,111	22,284	22,341	(57)

Average Prices (Per Mcf)
Gulf Coast	$3.61	$11.57	$(7.96)	$4.54	$10.03	$(5.49)
West Coast	3.36	9.54	(6.18)	3.91	8.71	(4.80)
Appalachia	4.09	11.27	(7.18)	5.52	9.73	(4.21)
Weighted Average	3.75	11.04	(7.29)	4.79	9.70	(4.91)
Weighted Average after Hedging	6.00	9.41	(3.41)	6.94	9.05	(2.11)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	170	96	74	640	505	135
West Coast	691	635	56	2,674	2,460	214
Appalachia	17	17	—	59	105	(46)

Total Production	878	748	130	3,373	3,070	303

Average Prices (Per Barrel)
Gulf Coast	$65.50	$123.54	$(58.04)	$54.58	$107.27	$(52.69)
West Coast	62.56	108.32	(45.76)	50.90	98.17	(47.27)
Appalachia	59.08	114.20	(55.12)	56.15	97.40	(41.25)
Weighted Average	63.06	110.40	(47.34)	51.69	99.64	(47.95)
Weighted Average after Hedging	71.39	87.29	(15.90)	64.94	81.75	(16.81)

Total Production (MMcfe)	11,305	9,414	1,891	42,522	40,761	1,761

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe(1)	$0.61	$0.63	$(0.02)	$0.69	$0.60	$0.09
Lease Operating Expense per Mcfe(1)	$1.59	$1.82	$(0.23)	$1.47	$1.64	$(0.17)
Depreciation, Depletion & Amortization per Mcfe(1)	$2.09	$2.35	$(0.26)	$2.14	$2.26	$(0.12)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	1.7 MMBBL	$74.59 / BBL
Gas	15.6 BCF	$6.90 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$66.54 / BBL
Gas	12.6 BCF	$7.22 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.3 MMBBL	$62.95 / BBL
Gas	8.8 BCF	$7.49 / MCF

Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2009

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	1.00	0.00	24.00	25.00
Developmental	1.00	1.00	123.00	125.00
Wells Commenced
Exploratory	0.00	0.00	28.00	28.00
Developmental	0.00	26.00	198.00	224.00
Wells Completed
Exploratory	1.00	0.00	2.00	3.00
Developmental	0.00	27.00	250.00	277.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	3.00	3.00
Developmental	1.00	0.00	0.00	1.00
Wells in Process — End of Period
Exploratory	0.00	0.00	47.00	47.00
Developmental	0.00	0.00	71.00	71.00

Net Wells in Process of Drilling
Twelve Months Ended September 30, 2009

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	0.29	0.00	23.00	23.29
Developmental	0.30	1.00	122.00	123.30
Wells Commenced
Exploratory	0.00	0.00	21.50	21.50
Developmental	0.00	26.00	197.00	223.00
Wells Completed
Exploratory	0.29	0.00	2.00	2.29
Developmental	0.00	27.00	250.00	277.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	3.00	3.00
Developmental	0.30	0.00	0.00	0.30
Wells in Process — End of Period
Exploratory	0.00	0.00	39.50	39.50
Developmental	0.00	0.00	69.00	69.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Reserve Quantity Information

	Gas MMcf
	U.S.
	Gulf Coast	West Coast	Appalachian	Total
	Region	Region	Region	Company

Proved Developed and Undeveloped Reserves:
September 30, 2008	24,641	72,860	128,398	225,899
Extensions and Discoveries	6,698	3,282	49,249	59,229
Revisions of Previous Estimates	9,407	488	(19,484)	(9,589)
Production	(9,886)	(4,063)	(8,335)	(22,284)
Purchases of Minerals in Place	—	392	—	392
Sales of Minerals in Place	(4,693)	—	—	(4,693)

September 30, 2009	26,167	72,959	149,828	248,954

Proved Developed Reserves:

September 30, 2008	18,242	68,453	115,824	202,519
September 30, 2009	18,051	67,603	120,579	206,233

	Oil Mbbl
	U.S.
	Gulf Coast	West Coast	Appalachian	Total
	Region	Region	Region	Company

Proved Developed and Undeveloped Reserves:
September 30, 2008	1,358	44,444	396	46,198
Extensions and Discoveries	302	896	15	1,213
Revisions of Previous Estimates	447	43	(41)	449
Production	(640)	(2,674)	(59)	(3,373)
Purchases of Minerals in Place	—	2,115	—	2,115
Sales of Minerals in Place	(15)	—	—	(15)

September 30, 2009	1,452	44,824	311	46,587

Proved Developed Reserves:

September 30, 2008	1,313	37,224	357	38,894
September 30, 2009	1,194	37,711	285	39,190

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
						Increase
	2009	2008	Decrease	2009	2008	(Decrease)
Firm Transportation - Affiliated	10,473	10,997	(524)	109,884	107,846	2,038
Firm Transportation - Non-Affiliated	41,298	59,071	(17,773)	246,887	245,327	1,560
Interruptible Transportation	512	1,354	(842)	4,070	5,197	(1,127)

	52,283	71,422	(19,139)	360,841	358,370	2,471

Utility Throughput — (MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Retail Sales:
Residential Sales	3,835	3,583	252	58,835	57,463	1,372
Commercial Sales	567	571	(4)	9,551	9,769	(218)
Industrial Sales	16	29	(13)	515	552	(37)

	4,418	4,183	235	68,901	67,784	1,117
Off-System Sales	—	895	(895)	513	5,686	(5,173)
Transportation	7,275	8,301	(1,026)	59,751	64,267	(4,516)

	11,693	13,379	(1,686)	129,165	137,737	(8,572)

Energy Marketing Volumes

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Natural Gas (MMcf)	10,400	8,931	1,469	60,858	56,120	4,738

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2010 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2010 (Diluted earnings per share guidance*)				from prices used in guidance* ^
				$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range			Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.30	—	$2.65	+ $0.06	- $0.06	+ $0.07	- $0.07

*	Please refer to forward looking statement footnote beginning at page 8 of this document.

^	This sensitivity table is current as of November 6, 2009 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2010 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $5 per MMBtu for natural gas and $75 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2009	2008

Quarter Ended September 30 (unaudited)
Operating Revenues	$278,933,000	$397,858,000

Net Income Available for Common Stock	$26,998,000	$43,266,000

Earnings Per Common Share:
Basic	$0.34	$0.54

Diluted	$0.33	$0.52

Weighted Average Common Shares:
Used in Basic Calculation	80,240,861	80,858,668

Used in Diluted Calculation	81,607,864	82,896,107

Twelve Months Ended September 30 (unaudited)
Operating Revenues	$2,057,852,000	$2,400,361,000

Net Income Available for Common Stock	$100,708,000	$268,728,000

Earnings Per Common Share:
Basic	$1.26	$3.27

Diluted	$1.25	$3.18

Weighted Average Common Shares:
Used in Basic Calculation	79,649,965	82,304,335

Used in Diluted Calculation	80,628,685	84,474,839